UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2013

REGENCY CENTERS CORPORATION REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	1-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)
Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 6, 2013, Regency Centers Corporation (the “Company”) established a new “at the market” or continuous offering program pursuant to which the Company may issue and sell, from time to time, up to $200,000,000 aggregate offering price of its common stock, par value $0.01 per share (“Shares”), through sales agents. The new continuous offering program replaces the prior $150,000,000 continuous offering program previously established in August 2012. The Company had offered and sold an aggregate of approximately $121.8 million of its common stock through the previous continuous offering program.

In connection with the new continuous offering program, the Company and Regency Centers, L.P. (the “Operating Partnership”) entered into a seperate equity distribution agreement with each of Jefferies LLC and RBC Capital Markets, LLC and amendments to the equity distribution agreements previously entered into with each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC. The purpose of the amendments to the prior equity distribution agreements was to reflect the terms of the new continuous offering program and to reference Jefferies LLC and RBC Capital Markets, LLC as additional sales agents.

Sales of Shares, if any, will be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company will pay the sales agents compensation for sales of Shares at a mutually agreed rate that will not exceed 2.0% of the gross sales price of the Shares.

The description of the agreements referenced above do not purport to be complete and are qualified in their entirety by reference to Exhibits 1.1 and 1.2 to this report. Filed as Exhibit 1.1 to this report is the Equity Distribution Agreement among the Company, the Operating Partnership and Jefferies LLC dated August 6, 2013 (the “Jefferies Agreement”). The equity distribution agreement with RBC Capital Markets, LLC is substantially identical in all material respects to the Jefferies Agreement except for the identities of the parties, and has not been filed as an exhibit to this report pursuant to Instruction 2 to Item 601 of Regulation S-K. Filed as Exhibit 1.2 to this report is Amendment No. 1 to the Equity Distribution Agreement among the Company, the Operating Partnership and Wells Fargo Securities, LLC dated August 6, 2013 (the “Wells Amendment”). The amendments to prior equity distribution agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are substantially identical in all material respects to the Wells Amendment except for the identities of the parties, and have not been filed as exhibits to this report pursuant to Instruction 2 to Item 601 of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement among the Company, the Operating Partnership and Jefferies LLC dated August 6, 2013

1.2	Amendment No. 1 to Equity Distribution Agreement among the Company, the Operating Partnership and Wells Fargo Securities, LLC dated August 6, 2013

5.1	Opinion of Foley & Lardner LLP as to the legality of the Shares.

8.1	Opinion of Foley & Lardner LLP regarding certain tax matters.

23.1	Consent of Foley & Lardner LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

August 6, 2013	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

	By:	Regency Centers Corporation,
its general partner

August 6, 2013	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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